Exhibit 99

NEWS RELEASE

Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675
Contact: Bev Fleming, Investor Relations
(312) 444-7811 or
Sue Rageas, Public Relations
(312) 444-4279	http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS 2004 FIRST QUARTER EARNINGS OF $.57 PER SHARE, UP 36% FROM THE PRIOR YEAR.

(Chicago, April 20, 2004) Northern Trust Corporation today reported net income per common share of $.57 for the first quarter, an increase of 36% from $.42 per share earned a year ago. Net income increased 35% to $127.5 million from $94.7 million earned in the first quarter of last year. This performance resulted in a return on average common equity of 16.74%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “We are pleased with this quarter’s strong earnings. This performance was driven by record trust fees, increased foreign exchange trading profits and continued improvement in credit quality. In addition, assets under administration rose 44% to $2.3 trillion while assets under management increased 43% to $521 billion, both reaching record levels. Northern Trust is well-positioned in dynamic segments of the financial services industry. Our focused strategy has enabled us to produce these results and positions us well for continued success.”

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FIRST QUARTER PERFORMANCE HIGHLIGHTS

Revenues from continuing operations of $578.2 million were up 14% from $509.1 million in last year’s first quarter. The revenue improvement reflects record trust fees of $327.9 million in the quarter, up 17% from $280.6 million in the first quarter of last year, and foreign exchange trading profits of $41.4 million, up from $20.7 million last year. Trust fees represented 57% of total first quarter revenues, and total fee-related income represented 74% of total revenues.

Trust fees from Personal Financial Services (PFS) in the quarter increased 12% and totaled $161.6 million compared with $144.4 million a year-ago. The increase in PFS trust fees resulted primarily from improved equity markets and net new business. Revenue growth was broad-based, with all states and our Wealth Management Group reporting year-over-year increases in trust fees. Personal trust assets under administration totaled $204.8 billion at March 31, 2004, compared with $195.0 billion at December 31, 2003 and $156.0 billion at March 31, 2003. Of the total assets under administration, $106.5 billion is managed by Northern Trust compared with $104.3 billion at December 31, 2003 and $87.3 billion at March 31, 2003. Net new recurring PFS trust business transitioned during the first quarter represents approximately $9 million in annualized fees.

Trust fees from Corporate & Institutional Services (C&IS) in the quarter were up 22% to $166.3 million from $136.2 million in the year-ago quarter reflecting strong growth in all products and services, improved equity markets and net new business. Custody fees increased 23% to $65.3 million for the quarter, reflecting strong growth in global custody revenues, while fees from asset management grew 20% to $58.1 million. Securities lending fees totaled $27.9 million compared with $21.9 million in last year’s first quarter, reflecting higher volumes, partially offset by lower spreads earned on the investment of collateral.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

C&IS assets under administration totaled $2.08 trillion at March 31, 2004 compared with $1.96 trillion at December 31, 2003 and $1.43 trillion at March 31, 2003. C&IS assets under management totaled $414.3 billion compared with $374.3 billion at December 31, 2003 and $278.0 billion at March 31, 2003. Assets under administration include $823.9 billion of global custody assets, an increase of 73% compared with $476.0 billion one year ago. Net new recurring C&IS trust business transitioned during the first quarter represents approximately $18 million in annualized fees.

Foreign exchange trading profits were $41.4 million in the quarter compared with $20.7 million in the first quarter of last year. The improvement reflects continued volatility in currency markets and increased client activity. Treasury management fees in the quarter were $23.0 million compared with $24.0 million in the same quarter last year. Revenues from security commissions and trading income were $14.5 million, up 13% from the prior year. Other operating income was $19.7 million for the first quarter compared with $17.5 million in the same period last year.

Net interest income for the quarter stated on a fully taxable equivalent basis, totaled $151.7 million, down 1% from $153.5 million reported in the prior year quarter. The net interest margin decreased to 1.73% from 1.87% in the prior year quarter due primarily to a decline in the average yield of the residential mortgage loan portfolio attributable to the prior year refinancing activity. Total average earning assets of $35.2 billion were 6% higher than a year ago with the increase concentrated in securities and money market assets. Securities increased 9% and averaged $8.0 billion with the increase concentrated primarily in short-term U.S. agency securities. Average money market assets increased 18% to $9.9 billion while average loans declined 2% to $17.3 billion.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

The reserve for credit losses was reduced by $5.7 million in the quarter reflecting a negative provision for credit losses of $5.0 million and net charge-offs of $.7 million, contributing $5.0 million to pre-tax income. Nonperforming loans totaled $71.6 million at March 31, 2004, down from $80.0 million at December 31, 2003 and $92.4 million at March 31, 2003. The reduction in the reserve reflects an overall improvement in credit quality as cash received on loans rated internally in the two lowest credit categories, which require higher reserves, reduced these outstandings to approximately $184 million, a decrease of $29 million during the quarter. Last year the provision was $5.0 million and net charge-offs totaled $3.4 million. Reserves available for credit losses totaled $151.5 million and included $8.1 million allocated to loan commitments and other off-balance sheet exposures. The remaining $143.4 million reserve assigned to loans and leases at March 31, 2004 represented a reserve to loan ratio of .84% compared with .90% a year ago. Nonperforming loans of $71.6 million at quarter-end represented .42% of total loans and were covered 2.0 times by the reserve assigned to loans and leases.

Noninterest expenses from continuing operations totaled $377.5 million for the quarter, up 8% from $349.5 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $203.8 million compared with $192.5 million last year. These expenses reflect annual salary increases, higher incentive compensation and increased pension and medical plan costs. These increases were partially offset by lower staffing levels. Staff on a full-time equivalent basis at March 31, 2004 totaled 7,994 compared with 8,683 a year ago. Staffing level declines were the result of the elimination of positions resulting from Northern Trust’s previously disclosed strategic business review, offset in part by increases relating to staffing for new offices, and other strategic initiatives.

Other expense categories totaled $173.7 million, up 11% from $157.0 million last year. The increase reflects expenses associated with operating risks related to servicing and managing financial assets, investments in technology that increased software amortization, higher insurance premiums and fees for global custody and asset management sub-advisor

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

services. The first of these categories included an $11.6 million loss from securities processing activities related to a stock conversion offer. These increases were partially offset by lower expenses from strategic initiatives implemented in 2003 to reduce operating costs.

BALANCE SHEET

Balance sheet assets averaged $39.5 billion for the quarter, up 6% from last year’s first quarter average of $37.5 billion. The securities portfolio averaged $8.0 billion, up 9% from last year, while money market assets averaged $9.9 billion, up 18%. Loans and leases averaged $17.3 billion for the quarter, down 2% from the prior year.

Residential mortgages averaged $7.9 billion in the quarter, up 2% from the prior year’s first quarter, and represented 46% of the total average loan portfolio. Commercial and industrial loans averaged $3.4 billion, down 15% from $4.0 billion last year, while personal loans increased 4% to average $2.5 billion compared with $2.4 billion in last year’s first quarter.

Common stockholders’ equity averaged a record $3.1 billion, up 7% from last year’s first quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation acquired 938,989 shares at a cost of $45.5 million. An additional 9.3 million shares are authorized for purchase after March 31, 2004 under the previously announced share buyback program.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes

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FORWARD-LOOKING STATEMENTS (continued)

in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2003 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, changes in foreign exchange rates, Northern Trust’s success in executing various parts of its business plans, the impact of the divestiture or discontinuance of portions of Northern Trust’s business, operating and technology risks (including material systems interruptions, human errors or omissions, fraud, and breaches of internal controls), risks associated with regulatory changes, and risks and uncertainties inherent in the regulatory and litigation processes. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 20, 2004. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on April 20, 2004 through 6:00 p.m. CDT on April 27, 2004. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FIRST QUARTER
	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$327.9	$280.6	17%
Foreign Exchange Trading Profits	41.4	20.7	100
Treasury Management Fees	23.0	24.0	(4)
Security Commissions & Trading Income	14.5	12.8	13
Other Operating Income	19.7	17.5	13
Investment Security Transactions	—	—	—

Total Noninterest Income	426.5	355.6	20

Interest Income (Taxable Equivalent)	267.6	287.4	(7)
Interest Expense	115.9	133.9	(13)

Net Interest Income (Taxable Equivalent)	151.7	153.5	(1)

Total Revenue (Taxable Equivalent)	578.2	509.1	14

Noninterest Expenses
Compensation	165.4	158.3	4
Employee Benefits	38.4	34.2	12
Occupancy Expense	30.7	28.0	10
Equipment Expense	20.1	22.4	(10)
Other Operating Expenses	122.9	106.6	15

Total Noninterest Expenses	377.5	349.5	8

Provision for Credit Losses	(5.0)	5.0	N/M
Taxable Equivalent Adjustment	13.2	12.8	3

Income from Continuing Operations before Income Taxes	192.5	141.8	36
Provision for Income Taxes	65.3	45.2	44

Income from Continuing Operations	127.2	96.6	32

Income (Loss) from Discontinued Operations of NTRC	0.5	(3.0)	—
Income Tax Benefit (Expense)	(0.2)	1.1	—

Net Income (Loss) from Discontinued Operations	0.3	(1.9)	—

NET INCOME	$127.5	$94.7	35%

Per Common Share
Income from Continuing Operations
Basic	$0.58	$0.44	32%
Diluted	0.57	0.43	33
Net Income
Basic	$0.58	$0.43	35%
Diluted	0.57	0.42	36

Return on Average Common Equity	16.74%	13.32%
Average Common Equity	$3,062.5	$2,871.7	7%
Return on Average Assets	1.30%	1.03%

Common Dividend Declared per Share	$0.19	$0.17	12%
Preferred Dividends (millions)	—	0.4	(100)

Average Common Shares Outstanding (000s)
Basic	220,103	220,374
Diluted	224,384	223,436
Common Shares Outstanding (EOP)	220,389	220,416

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
Note:	Certain reclassifications have been made to the prior period’s financial statements to place them on a basis comparable with the current period’s financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31
	2004	2003	% Change (*)
Assets
Money Market Assets	$10,428.3	$7,417.2	41%
Securities
U.S. Government	102.7	102.9	N/M
Federal Agency and Other	7,595.1	6,570.1	16
Municipal	932.5	877.3	6
Trading Account	5.7	4.2	33

Total Securities	8,636.0	7,554.5	14
Loans and Leases	17,073.6	17,976.7	(5)

Total Earning Assets	36,137.9	32,948.4	10
Reserve for Credit Losses Assigned to Loans	(143.4)	(162.4)	(12)
Cash and Due from Banks	1,417.4	1,355.7	5
Trust Security Settlement Receivables	284.7	127.9	123
Buildings and Equipment, net	491.4	521.6	(6)
Other Nonearning Assets	1,990.9	1,658.5	20

Total Assets	$40,178.9	$36,449.7	10%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,189.2	$8,722.0	5%
Other Time	295.5	372.5	(21)
Foreign Office Time	13,696.4	9,648.4	42

Total Interest-Bearing Deposits	23,181.1	18,742.9	24
Borrowed Funds	5,304.9	5,922.4	(10)
Senior Notes and Long-Term Debt	1,490.7	1,683.4	(11)

Total Interest-Related Funds	29,976.7	26,348.7	14
Demand & Other Noninterest-Bearing Deposits	5,266.5	5,739.5	(8)
Other Liabilities	1,817.3	1,335.4	36

Total Liabilities	37,060.5	33,423.6	11
Common Equity	3,118.4	2,906.1	7
Preferred Equity	—	120.0	—

Total Liabilities and Stockholders’ Equity	$40,178.9	$36,449.7	10%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FIRST QUARTER
	2004	2003	% Change (*)
Assets
Money Market Assets	$9,887.6	$8,359.7	18%
Securities
U.S. Government	103.1	103.3	N/M
Federal Agency and Other	7,046.2	6,470.5	9
Municipal	886.2	809.8	9
Trading Account	3.8	6.6	(42)

Total Securities	8,039.3	7,390.2	9
Loans and Leases	17,253.5	17,567.3	(2)

Total Earning Assets	35,180.4	33,317.2	6
Reserve for Credit Losses Assigned to Loans	(152.3)	(161.8)	(6)
Nonearning Assets	4,494.9	4,306.1	4

Total Assets	$39,523.0	$37,461.5	6%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,650.5	$8,378.0	3%
Other Time	277.0	354.7	(22)
Foreign Office Time	11,556.0	9,672.4	19

Total Interest-Bearing Deposits	20,483.5	18,405.1	11
Borrowed Funds	7,364.9	7,788.9	(5)
Senior Notes and Long-Term Debt	1,490.8	1,621.2	(8)

Total Interest-Related Funds	29,339.2	27,815.2	5
Demand & Other Noninterest-Bearing Deposits	5,228.8	5,046.9	4
Other Liabilities	1,892.5	1,607.7	18

Total Liabilities	36,460.5	34,469.8	6
Common Equity	3,062.5	2,871.7	7
Preferred Equity	—	120.0	—

Total Liabilities and Stockholders’ Equity	$39,523.0	$37,461.5	6%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2004 Quarter	2003 Quarters
	First	Fourth	Third	Second	First
Net Income Summary
Trust Fees	$327.9	$310.6	$304.0	$293.9	$280.6
Other Noninterest Income	98.6	83.5	87.4	107.2	75.0
Net Interest Income (Taxable Equivalent)	151.7	149.6	147.4	150.1	153.5

Total Revenue (Taxable Equivalent)	578.2	543.7	538.8	551.2	509.1
Provision for Credit Losses	(5.0)	(15.0)	5.0	7.5	5.0
Noninterest Expenses	377.5	347.4	347.4	412.5	349.5

Pretax Income (Taxable Equivalent)	205.7	211.3	186.4	131.2	154.6
Taxable Equivalent Adjustment	13.2	13.4	13.1	13.1	12.8
Provision for Income Taxes	65.3	67.4	58.5	36.7	45.2

Income from Continuing Operations	127.2	130.5	114.8	81.4	96.6
Discontinued Operations/Loss on Sale of NTRC	0.3	(0.8)	(1.0)	(14.8)	(1.9)

Net Income	$127.5	$129.7	$113.8	$66.6	$94.7

Per Common Share
Net Income - Basic	$0.58	$0.59	$0.52	$0.30	$0.43
- Diluted	0.57	0.58	0.51	0.30	0.42
Dividend Declared	0.19	0.19	0.17	0.17	0.17
Book Value (EOP)	14.15	13.88	13.62	13.34	13.18
Market Value (EOP)	46.59	46.28	42.35	41.60	30.45

Ratios
Return on Average Common Equity	16.74%	17.15%	15.40%	9.16%	13.32%
Return on Average Assets	1.30	1.25	1.15	0.69	1.03
Net Interest Margin	1.73	1.63	1.67	1.76	1.87
Productivity Ratio - Continuing Operations	153%	157%	155%	134%	146%
Risk-based Capital Ratios
Tier 1	11.2%	11.1%	10.8%	11.0%	11.1%
Total (Tier 1 + Tier 2)	14.1	14.0	13.8	14.2	15.0
Leverage	8.0	7.6	7.8	7.8	7.9

Trust Assets ($ in Billions) - EOP
Corporate	$2,083.6	$1,960.1	$1,736.2	$1,657.0	$1,429.9
Personal	204.8	195.0	180.8	172.9	156.0

Total Trust Assets	$2,288.4	$2,155.1	$1,917.0	$1,829.9	$1,585.9

Memo: Managed Assets	$520.8	$478.6	$435.7	$423.4	$365.3

Asset Quality ($ in Millions) - EOP
Nonaccrual Loans	$71.6	$80.0	$99.8	$107.5	$92.4
Other Real Estate Owned (OREO)	0.5	0.3	0.4	0.4	1.2

Total Nonperforming Assets	$72.1	$80.3	$100.2	$107.9	$93.6

Nonperforming Assets / Loans & OREO	0.42%	0.45%	0.56%	0.60%	0.52%

Gross Charge-offs	$4.1	$5.0	$5.9	$5.4	$6.0
Less: Gross Recoveries	3.4	4.5	0.9	0.5	2.6

Net Charge-offs	$0.7	$0.5	$5.0	$4.9	$3.4

Net Charge-offs (Annualized) to Average Loans	0.02%	0.01%	0.11%	0.11%	0.08%
Reserve for Credit Losses Assigned to Loans	$143.4	$149.2	$164.9	$165.2	$162.4
Reserve to Nonaccrual Loans	200%	186%	165%	154%	176%
Reserve for Other Credit-Related Exposures	$8.1	$8.0	$7.8	$7.5	$7.7